Exhibit 99.1

GAP INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2017 RESULTS

•	Delivers Fifth Consecutive Quarter of Positive Comparable Sales Growth, with Positive Five Percent.

•	Delivers Fiscal Year 2017 Gross Margin Expansion of 200 Basis Points.

•	Distributed $676 Million in Fiscal Year 2017 to Shareholders Through Share Repurchases and Dividends.

SAN FRANCISCO – March 1, 2018 – Gap Inc. (NYSE: GPS) today reported fourth quarter and fiscal year 2017 results and provided guidance for fiscal year 2018.

“Our strong positive comp and margin expansion during the critical holiday quarter affirms our balanced growth strategy,” said Art Peck, president and chief executive officer, Gap Inc.  “Our outlook for 2018 demonstrates confidence in our strategy and a meaningful step up in earnings capacity for the company.”

“We are positioning the company for long term growth,” said Teri List-Stoll, executive vice president and chief financial officer, Gap Inc. “In addition to leveraging productivity initiatives to fund investments in the business, recent tax reform changes provide a meaningful increase in future earnings.”

On a reported basis, the company’s diluted earnings per share were $0.52 for the fourth quarter of fiscal year 2017 and $2.14 for fiscal year 2017, which includes $34 million of provisional net tax impacts related to tax reform as a result of the enactment of the U.S. Tax Cuts and Jobs Act of 2017 (“TCJA”).

Excluding the net provisional impacts related to tax reform and the second quarter benefit from insurance proceeds related to the Fishkill fire of $64 million, the company’s adjusted diluted earnings per share were $0.61 for the fourth quarter of fiscal year 2017 and $2.13 for fiscal year 2017, inclusive of the 53rd week, compared with fourth quarter and fiscal year 2016 adjusted diluted earnings per share of $0.51 and $2.02, respectively.

The company noted that foreign currency fluctuations negatively impacted adjusted earnings per share for fiscal year 2017 by an estimated $0.08, or about 4 percentage points of earnings per share growth on an adjusted basis1. Please see the reconciliations of adjusted diluted earnings per share, a non-GAAP financial measure, in the tables at the end of this press release.
________________________________

1 In estimating the earnings per share impact from foreign currency exchange rate fluctuations, the company estimates current gross margins using the appropriate prior year rates (including the impact of merchandise-related hedges), translates current period foreign earnings at prior year rates, and excludes the year-over-year earnings impact of balance sheet remeasurement and gains or losses from non-merchandise-related foreign currency hedges. This is done in order to enhance the visibility of business results excluding the direct impact of foreign currency exchange rate fluctuations.

Comparable Sales Results
The company’s fourth quarter fiscal year 2017 comparable sales were up 5 percent compared with an increase of 2 percent last year. Comparable sales by global brand for the fourth quarter of fiscal year 2017 were as follows:

•	Old Navy Global: positive 9 percent versus positive 5 percent last year

•	Gap Global: flat versus flat last year

•	Banana Republic Global: positive 1 percent versus negative 3 percent last year

For fiscal year 2017, the company’s comparable sales were up 3 percent compared with a decline of 2 percent last year. Comparable sales by global brand for fiscal year 2017 were as follows:

•	Old Navy Global: positive 6 percent versus positive 1 percent last year

•	Gap Global: negative 1 percent versus negative 3 percent last year

•	Banana Republic Global: negative 2 percent versus negative 7 percent last year

Net Sales Results
Fourth quarter fiscal year 2017 net sales increased 8 percent to $4.8 billion and fiscal year 2017 net sales were $15.9 billion. Fourth quarter and fiscal year 2017 net sales details appear in the tables at the end of this press release.

The company noted that fiscal year 2017 had 53 weeks versus 52 weeks in fiscal year 2016. As a result, the company’s results for the fourth quarter of fiscal year 2017 and for the fiscal year 2017 include the additional week, while comparable sales calculations exclude the 53rd week.

Additional Fourth Quarter and Fiscal Year 2017 Results

Operating Margin: The company’s operating margin for fiscal year 2017 was 9.3 percent compared with 7.7 percent last year.

The company’s adjusted operating margin for fiscal year 2017 was 8.9 percent compared with adjusted operating margin of 8.9 percent last year. Please see the reconciliation of adjusted operating margin, a non-GAAP financial measure, in the tables at the end of this press release.

Operating Expenses: Fourth quarter fiscal year 2017 operating expenses were $1.36 billion compared with $1.20 billion last year. Excluding $26 million in restructuring charges, a $71 million goodwill impairment charge related to Intermix, and a $73 million gain from insurance proceeds related to the fire that occurred on the company’s Fishkill, New York distribution center campus recorded in the fourth quarter of fiscal year 2016, operating expenses were up about $187 million, on an adjusted basis. Please see the reconciliation of adjusted operating expenses, a non-GAAP financial measure, in the tables at the end of this press release.

Total operating expenses for fiscal year 2017 were $4.6 billion. Excluding the $64 million gain from insurance proceeds related to the Fishkill fire recorded in the second quarter of fiscal year 2017 and restructuring costs of $197 million recorded in fiscal year 2016 and other fourth quarter fiscal 2016 items mentioned above, fiscal year 2017 operating expenses were up about $397 million when compared with last year, on an adjusted basis. The company noted that adjusted operating expenses were impacted by an increase in variable expenses as a result of higher sales and the addition of the 53rd week. Please see the reconciliation of adjusted operating expenses, a non-GAAP financial measure, in the tables at the end of this press release.

Effective Tax Rate: The effective tax rate was 46.5 percent for the fourth quarter of fiscal year 2017. The fourth quarter tax rate reflects $34 million of net provisional impacts related to the enactment of the U.S. TCJA. This net provisional impact is primarily related to the one-time transition tax on foreign earnings not previously subject to U.S. tax, re-measurement of U.S. deferred taxes partially offset by the reversal of deferred taxes provided on certain foreign earnings and a one-time income tax benefit related to legal entity structuring that was also impacted by TCJA. The company continues to analyze TCJA and the provisional amounts will be finalized in fiscal year 2018.

Excluding the net provisional impacts related to TCJA, the adjusted effective tax rate for the fourth quarter of fiscal year 2017 was about 9 percentage points lower than the reported effective tax rate.

The effective tax rate for fiscal year 2017 was 40.4 percent. Excluding the net provisional impacts related to TCJA, the adjusted fiscal year 2017 effective tax rate was about 2 percentage points lower.

Inventory: At the end of the fourth quarter of fiscal year 2017, total inventory was up 9 percent year-over-year.

The company noted the increase is primarily due to timing of receipts, particularly with the 53rd week, and the negative impact of foreign exchange.
Cash and Cash Equivalents: The company ended fiscal year 2017 with about $1.8 billion in cash and cash equivalents. For fiscal year 2017, free cash flow, defined as net cash provided by operating activities less purchases of property and equipment, net of insurance proceeds related to loss of property and equipment, was $715 million, reflecting the timing of lease payments and a larger increase in inventory from the beginning to end of the fiscal year when compared to the same period in fiscal year 2016. Please see the reconciliation of free cash flow, a non-GAAP financial measure, from the GAAP financial measure in the tables at the end of this press release.
Cash Distribution: During the fourth quarter of fiscal year 2017, the company repurchased 0.5 million shares for $15 million and ended the fourth quarter of fiscal year 2017 with 389 million shares outstanding.
The company paid a dividend of $0.23 per share during the fourth quarter of fiscal year 2017.

Capital Expenditures: Fiscal year 2017 capital expenditures were $731 million including costs associated with the rebuilding of the company’s Fishkill, New York distribution center campus and related supply chain spend, of $167 million. The company noted the majority of these costs are expected to be covered by insurance proceeds. Please see the reconciliation of adjusted capital expenditures, a non-GAAP financial measure, from the GAAP financial measure in the tables at the end of this press release.
Real Estate: The company ended fiscal year 2017 with 3,594 store locations in 45 countries, of which 3,165 were company-operated.

2018 Outlook
The company noted that fiscal year 2018 is a 52-week year versus the 53-week fiscal year 2017.

Earnings per Share: For fiscal year 2018, the company expects diluted earnings per share to be in the range of $2.55 to $2.70 and comparable sales for fiscal year 2018 are expected to be flat to up slightly.

This guidance includes the estimated positive impact of approximately $0.07 due to foreign currency fluctuations at current exchange rates.

Effective Tax Rate: For fiscal year 2018, the company expects the effective tax rate to be about 26 percent, based on the company’s provisional estimates of the impacts of TCJA.
Cash Distribution: Underscoring the company’s continued commitment to providing an attractive cost return, in a separate press release today, the company announced that its Board of Directors approved plans to increase the company’s annual dividend per share by over 5 percent to $0.97 for fiscal year 2018 and that its board of directors authorized a first quarter fiscal year 2018 dividend of $0.2425 per share.
Additionally, the company intends to continue its share repurchase program, currently expecting to repurchase approximately $100 million per quarter.
Capital Expenditures: With the additional flexibility provided by TCJA, the company expects capital spending to be approximately $800 million for fiscal year 2018, with a continued focus on transformative infrastructure investments to support its omni-channel and digital strategies, such as information technology and supply chain.

Real Estate: In fiscal year 2018, the company expects to open about 25 company-operated stores, net of closures and repositions. In line with its strategy, the company expects store openings to be focused on Athleta and Old Navy locations, with closures weighted toward Gap brand and Banana Republic.

Webcast and Conference Call Information
Tina Romani, Director of Investor Relations at Gap Inc., will host a summary of the company’s fourth quarter fiscal year 2017 results during a conference call and webcast from approximately 2:00 p.m. to 3:00 p.m. Pacific Time today. Ms. Romani will be joined by Art Peck, Gap Inc. president and chief executive officer, and Teri List-Stoll, Gap Inc. executive vice president and chief financial officer.

The conference call can be accessed by calling 1-855-5000-GPS or 1-855-500-0477 (participant passcode: 7581315). International callers may dial 1-323-794-2078. The webcast can be accessed at www.gapinc.com.

Forward-Looking Statements
This press release and related conference call and webcast contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following: the impact of the Tax Cuts and Jobs Act of 2017, including changes to the fiscal year 2017 provisional estimates; earnings per share; foreign exchange impact in fiscal year 2018; comparable sales for fiscal year 2018; effective tax rate for fiscal year 2018 and its impact; dividend plan for fiscal year 2018; capital expenditures for fiscal year 2018, including transformative infrastructure investments; store openings, net of closures and repositions, in fiscal year 2018; share repurchases in the first quarter and in fiscal year 2018; the impact of the new FASB revenue recognition standards; earnings per share growth; use of proceeds from lower tax rate and savings from productivity actions; promotional pressure at Gap brand; the spread between comparable sales and sales growth in fiscal year 2018; and the impact on fiscal year 2018 of the 53rd week in fiscal 2017.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following risks, any of which could have an adverse effect on the Company’s financial condition, results of operations, and reputation: the risk that adjustments to the company’s unaudited financial statements may be identified through the course of the company’s independent registered public accounting firm completing its integrated audit of the company’s financial statements and financial controls; the risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to its financial information; the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences; the highly competitive nature of the company’s business in the United States and internationally; the risk of failure to maintain, enhance and protect the company’s brand image; the risk of failure to attract and retain key personnel, or effectively manage succession; the risk that trade matters could increase the cost or reduce the supply of apparel available to the company; the risk of changes in the regulatory or administrative landscape; the risk that the company’s investments in omni-channel shopping initiatives may not deliver the results the company anticipates; the risk if the company is unable to manage its inventory effectively; the risk that the company is subject to data or other security breaches that may result in increased costs, violations of law, significant legal and financial exposure, and a loss of confidence in the company’s security measures; the risk of foreign currency exchange rate fluctuations; the risks to the company’s business, including its costs and supply chain, associated with global sourcing and manufacturing; the risk of changes in global economic conditions or consumer spending patterns; the risks to the company’s efforts to expand internationally, including its ability to operate under a global brand structure and operating in regions where it has less experience; the risks to the company’s reputation or operations associated with importing merchandise from foreign countries, including failure of the company’s vendors to adhere to its Code of Vendor Conduct; the risk that the company’s franchisees’ operation of franchise stores is not directly within the company’s control and could impair the value of its brands; the risk that the company or its franchisees will be unsuccessful in identifying, negotiating, and securing new store locations and renewing, modifying, or terminating leases for existing store locations effectively; the risk that comparable sales and margins will experience fluctuations; the risk that changes in the company’s credit profile or deterioration in market conditions may limit the company’s access to the capital markets; the risk that updates or changes to the company’s information technology systems may disrupt its operations; the risk of natural disasters, public health crises, political crises, or other catastrophic events; the risk of reductions in income and cash flow from our marketing and servicing arrangement related to our private label and co-branded credit cards; the risk that the adoption of new accounting pronouncements will impact future results; the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of March 1, 2018. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Old Navy, Gap, Banana Republic and Athleta brands. Fiscal year 2017 net sales were $15.9 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through company-operated stores, franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Tina Romani
(415) 427-5264
Investor_relations@gap.com

Media Relations Contact:
Trina Somera
(415) 427-3145
Press@gap.com

The Gap, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

($ in millions)	February 3, 2018	January 28, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,783	$1,783
Merchandise inventory	1,997	1,830
Other current assets	788	702
Total current assets	4,568	4,315
Property and equipment, net	2,805	2,616
Other long-term assets	616	679
Total assets	$7,989	$7,610

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of debt	$—	$65
Accounts payable	1,181	1,243
Accrued expenses and other current liabilities	1,270	1,113
Income taxes payable	10	32
Total current liabilities	2,461	2,453
Long-term liabilities:
Long-term debt	1,249	1,248
Lease incentives and other long-term liabilities	1,135	1,005
Total long-term liabilities	2,384	2,253
Total stockholders' equity	3,144	2,904
Total liabilities and stockholders' equity	$7,989	$7,610

The Gap, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
($ and shares in millions except per share amounts)	February 3, 2018	January 28, 2017	February 3, 2018	January 28, 2017
Net sales	$4,778	$4,429	$15,855	$15,516
Cost of goods sold and occupancy expenses	3,019	2,928	9,789	9,876
Gross profit	1,759	1,501	6,066	5,640
Operating expenses	1,363	1,200	4,587	4,449
Operating income	396	301	1,479	1,191
Interest, net	13	16	55	67
Income before income taxes	383	285	1,424	1,124
Income taxes	178	65	576	448
Net income	$205	$220	$848	$676
Weighted-average number of shares - basic	389	399	393	399
Weighted-average number of shares - diluted	393	401	396	400
Earnings per share - basic	$0.53	$0.55	$2.16	$1.69
Earnings per share - diluted	$0.52	$0.55	$2.14	$1.69

The Gap, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	53 Weeks Ended	52 Weeks Ended
($ in millions)	February 3, 2018	January 28, 2017
Cash flows from operating activities:
Net income	$848	$676
Depreciation and amortization (a)	499	531
Change in merchandise inventory	(142)	46
Other, net	175	466
Net cash provided by operating activities	1,380	1,719
Cash flows from investing activities:
Purchases of property and equipment	(731)	(524)
Insurance proceeds related to loss on property and equipment	66	—
Other	(3)	(5)
Net cash used for investing activities	(668)	(529)
Cash flows from financing activities:
Payments of short-term debt	(67)	(400)
Payments of long-term debt	—	(21)
Proceeds from issuances under share-based compensation plans	30	29
Withholding tax payments related to vesting of stock units	(18)	(19)
Repurchases of common stock	(315)	—
Excess tax benefit from exercise of stock options and vesting of stock units	—	1
Cash dividends paid	(361)	(367)
Net cash used for financing activities	(731)	(777)
Effect of foreign exchange rate fluctuations on cash and cash equivalents	19	—
Net increase in cash and cash equivalents	—	413
Cash and cash equivalents at beginning of period	1,783	1,370
Cash and cash equivalents at end of period	$1,783	$1,783
(a) Depreciation and amortization is net of amortization of lease incentives.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

FREE CASH FLOW

Free cash flow is a non-GAAP financial measure. We believe free cash flow is an important metric because it represents a measure of how much cash a company has available for discretionary and non-discretionary items after the deduction of capital expenditures, net of insurance proceeds related to loss on property and equipment, as we require regular capital expenditures to build and maintain stores and purchase new equipment to improve our business. We use this metric internally, as we believe our sustained ability to generate free cash flow is an important driver of value creation. However, this non-GAAP financial measure is not intended to supersede or replace our GAAP results.

	53 Weeks Ended	52 Weeks Ended
($ in millions)	February 3, 2018	January 28, 2017
Net cash provided by operating activities	$1,380	$1,719
Less: Purchases of property and equipment	(731)	(524)
Add: Insurance proceeds related to loss on property and equipment (a)	66	—
Free cash flow	$715	$1,195
__________
(a) Represents insurance proceeds related to loss on property and equipment primarily from the fire that occurred on the company-owned distribution center campus in Fishkill, New York on August 29, 2016.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED INCOME STATEMENT METRICS

The following adjusted income statement metrics are non-GAAP financial measures. These measures are provided to enhance visibility into the company's underlying results for the period excluding the impact of the gain from insurance proceeds in the second quarter of fiscal year 2017 and the following charges for fiscal year 2016: restructuring costs, goodwill impairment charge, and gain from insurance proceeds. Management believes the adjusted metrics are useful for the assessment of ongoing operations as we believe the adjusted items are not indicative of our ongoing operations due to the nature of the adjustments, and management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of results against prior years. However, these non-GAAP financial measures are not intended to supersede or replace the GAAP measures.

($ in millions)	Gross Profit	Gross Margin	Operating Expenses	Operating Expenses as a % of Net Sales (d)	Operating Income	Operating Income as a % of Net Sales (d)
13 Weeks Ended January 28, 2017
GAAP metrics, as reported	$1,501	33.9%	$1,200	27.1%	$301	6.8%
Adjustments for impact of fiscal year 2016 restructuring costs (a)	(8)	(0.2)%	(26)	(0.6)%	18	0.4%
Adjustments for goodwill impairment charge (b)	—	—	(71)	(1.6)%	71	1.6%
Adjustments for gain from insurance proceeds (c)	—	—	73	1.6%	(73)	(1.6)%
Non-GAAP metrics	$1,493	33.7%	$1,176	26.6%	$317	7.2%

($ in millions)	Gross Profit	Gross Margin	Operating Expenses	Operating Expenses as a % of Net Sales (d)	Operating Income	Operating Income as a % of Net Sales (d)
53 Weeks Ended February 3, 2018
GAAP metrics, as reported	$6,066	38.3%	$4,587	28.9%	$1,479	9.3%
Adjustments for gain from insurance proceeds (c)	—	—	64	0.4%	(64)	(0.4)%
Non-GAAP metrics	$6,066	38.3%	$4,651	29.3%	$1,415	8.9%

($ in millions)	Gross Profit	Gross Margin	Operating Expenses	Operating Expenses as a % of Net Sales (d)	Operating Income	Operating Income as a % of Net Sales (d)
52 Weeks Ended January 28, 2017
GAAP metrics, as reported	$5,640	36.3%	$4,449	28.7%	$1,191	7.7%
Adjustments for impact of fiscal year 2016 restructuring costs (a)	—	—	(197)	(1.3)%	197	1.3%
Adjustments for goodwill impairment charge (b)	—	—	(71)	(0.5)%	71	0.5%
Adjustments for gain from insurance proceeds (c)	—	—	73	0.5%	(73)	(0.5)%
Non-GAAP metrics	$5,640	36.3%	$4,254	27.4%	$1,386	8.9%
__________
(a) Represents the restructuring costs related to fiscal year 2016 store closures and streamlining the company's operations incurred in fiscal year 2016 and impact on percentage of net sales. The costs primarily include lease termination fees, store asset impairments, and employee-related costs.

(b) Represents the goodwill impairment charge related to Intermix and impact on percentage of net sales.

(c) Represents the gain from insurance proceeds related to the fire that occurred in one of the buildings at a company-owned distribution center campus in Fishkill, New York and impact on percentage of net sales.

(d) Operating expenses and operating income as a percentage of net sales were computed individually for each line item; therefore, the sum of the percentages may not equal the total.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED NET INCOME

Adjusted net income is a non-GAAP financial measure. Adjusted net income is provided to enhance visibility into the company's underlying results for the periods excluding the impact of the gain from insurance proceeds in the second quarter of fiscal year 2017 and federal tax reform in the fourth quarter of fiscal year 2017 and the following charges for fiscal year 2016: restructuring costs, goodwill impairment charge, gain from insurance proceeds, and the tax impact of a legal structure realignment. Management believes the adjusted metrics are useful for the assessment of ongoing operations as we believe the adjusted items are not indicative of our ongoing operations due to the nature of the charges, and management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of results against prior years. Additionally, management uses adjusted net income as a key performance measure for the purposes of evaluating performance internally. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 weeks ended
($ in millions)	February 3, 2018	January 28, 2017	February 3, 2018	January 28, 2017
Net income, as reported	$205	$220	$848	$676
Add: Fiscal year 2016 restructuring costs (a)	—	18	—	197
Less: Tax benefit related to restructuring costs (b)	—	(6)	—	(76)
Add: Incremental tax expenses related to fiscal year 2016 restructuring costs (c)	—	2	—	41
Add: Goodwill impairment charge (d)	—	71	—	71
Less: Gain from insurance proceeds (e)	—	(73)	(64)	(73)
Add: Tax expense related to gain from insurance proceeds (f)	—	28	24	28
Less: Tax impact of a legal structure realignment (g)	—	(57)	—	(57)
Add: Net provisional tax impact of federal tax reform (h)	34	—	34	—
Adjusted net income	$239	$203	$842	$807
__________
(a) Represents the restructuring costs incurred related to fiscal year 2016 store closures and streamlining the company's operations, and primarily include lease termination fees, store asset impairments, and employee related costs. $26 million was recorded in operating expenses and $8 million of credit, net, was recorded in cost of goods sold and occupancy expenses during the fourth quarter of fiscal year 2016, and $197 million was recorded in operating expenses and $0 million of credit, net, was recorded in cost of goods sold and occupancy expenses during fiscal year 2016.

(b) The amount of tax benefit associated with the fiscal year 2016 restructuring costs is calculated using the adjusted effective tax rate.

(c) Represents the incremental tax expense related to fiscal year 2016 restructuring costs.

(d) Represents the goodwill impairment charge related to Intermix, which is not deductible for tax purposes.

(e) Represents the gain from insurance proceeds related to the fire that occurred in one of the buildings at a Company-owned distribution center campus in Fishkill, New York.

(f) Represents the tax impact of the gain from insurance proceeds, calculated at the adjusted effective tax rate, related to the fire that occurred in one of the buildings at a Company-owned distribution center campus in Fishkill, New York.

(g) Represents the favorable income tax impact of a legal structure realignment.

(h) Represents the net provisional tax impact of federal tax reform of $57 million, net of a related $23 million benefit related to legal entity structuring that was also impacted by federal tax reform.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED EARNINGS PER SHARE FOR THE FOURTH QUARTER

Adjusted diluted earnings per share is a non-GAAP financial measure. Adjusted diluted earnings per share is provided to enhance visibility into the company's expected underlying results for the period excluding the impact of federal tax reform in the fourth quarter of fiscal year 2017 and the following charges for the fourth quarter of fiscal year 2016: restructuring costs, goodwill impairment charge, gain from insurance proceeds, and the tax impact of a legal structure realignment. Management believes the adjusted metrics are useful for the assessment of ongoing operations as we believe the adjusted items are not indicative of our ongoing operations due to the nature of the charges, and management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of results against prior years. Additionally, management uses adjusted earnings per share as a key performance measure for the purposes of evaluating performance internally. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	14 Weeks Ended	13 Weeks Ended
	February 3, 2018	January 28, 2017
Earnings per share - diluted	$0.52	$0.55
Add: Impact of fiscal year 2016 restructuring costs (a)	—	0.03
Add: Impact of incremental tax expenses related to fiscal year 2016 restructuring costs (b)	—	0.01
Add: Impact of goodwill impairment charge (c)	—	0.18
Less: Impact of gain from insurance proceeds (d)	—	(0.11)
Less: Tax impact of a legal structure realignment (e)	—	(0.15)
Add: Net provisional tax impact of federal tax reform (f)	0.09	—
Diluted earnings per share adjusted for certain costs	0.61	$0.51
Add: Estimated impact from foreign exchange (g)	0.02
Diluted earnings per share adjusted for certain costs and foreign exchange	$0.63

Earnings per share growth adjusted for certain items	20%
Foreign exchange impact on adjusted earnings per share growth	4%
Earnings per share growth adjusted for certain items and foreign exchange	24%
__________
(a) Represents the earnings per share impact of restructuring costs incurred related to fiscal year 2016 store closures and streamlining the company's operations, calculated net of tax at adjusted effective tax rate. The costs primarily include lease termination fees, store asset impairments, and employee related costs.

(b) Represents the earnings per share impact of incremental tax expenses related to fiscal year 2016 restructuring costs.

(c) Represents the goodwill impairment charge related to Intermix, which is not deductible for tax purposes.

(d) Represents the gain from insurance proceeds, net of tax at adjusted effective tax rate, related to the fire that occurred in one of the buildings at a Company-owned distribution center campus in Fishkill, New York.

(e) Represents the favorable income tax impact of a legal structure realignment.

(f) Represents the net provisional tax impact of federal tax reform.

(g) In estimating the earnings per share impact from foreign currency exchange rate fluctuations, the company estimates current gross margins using the appropriate prior year rates (including the impact of merchandise-related hedges), translates current period adjusted foreign earnings at prior year rates, and excludes the year-over-year earnings impact of balance sheet remeasurement and gains or losses from non-merchandise-related foreign currency hedges.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED EARNINGS PER SHARE FOR THE FULL YEAR

Adjusted diluted earnings per share is a non-GAAP financial measure. Adjusted diluted earnings per share is provided to enhance visibility into the company's expected underlying results for the period excluding the impact of the gain from insurance proceeds in the second quarter of fiscal year 2017 and federal tax reform in the fourth quarter of fiscal year 2017, and the following charges for fiscal year 2016: restructuring costs, goodwill impairment charge, gain from insurance proceeds, and the tax impact of a legal structure realignment. Management believes the adjusted metrics are useful for the assessment of ongoing operations as we believe the adjusted items are not indicative of our ongoing operations due to the nature of the charges, and management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of results against prior years. Additionally, management uses adjusted earnings per share as a key performance measure for the purposes of evaluating performance internally. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	53 Weeks Ended	52 Weeks Ended
	February 3, 2018	January 28, 2017
Earnings per share - diluted	$2.14	$1.69
Add: Impact of fiscal year 2016 restructuring costs (a)	—	0.30
Add: Impact of incremental tax expenses related to fiscal year 2016 restructuring costs (b)	—	0.11
Add: Impact of goodwill impairment charge (c)	—	0.18
Less: Impact of gain from insurance proceeds (d)	(0.10)	(0.11)
Less: Tax impact of a legal structure realignment (e)	—	(0.15)
Add: Net provisional tax impact of federal tax reform (f)	0.09	—
Diluted earnings per share adjusted for certain costs	2.13	$2.02
Add: Estimated impact from foreign exchange (g)	0.08
Diluted earnings per share adjusted for certain costs and foreign exchange	$2.21

Earnings per share growth adjusted for certain items	5%
Foreign exchange impact on adjusted earnings per share growth	4%
Earnings per share growth adjusted for certain items and foreign exchange	9%
__________
(a) Represents the earnings per share impact of restructuring costs incurred related to fiscal year 2016 store closures and streamlining the company's operations, calculated net of tax at adjusted effective tax rate. The costs primarily include lease termination fees, store asset impairments, and employee related costs.

(b) Represents the earnings per share impact of incremental tax expenses related to fiscal year 2016 restructuring costs.

(c) Represents the goodwill impairment charge related to Intermix, which is not deductible for tax purposes.

(d) Represents the gain from insurance proceeds, net of tax at adjusted effective tax rate, related to the fire that occurred in one of the buildings at a Company-owned distribution center campus in Fishkill, New York.

(e) Represents the favorable income tax impact of a legal structure realignment.

(f) Represents the net provisional tax impact of federal tax reform.

(g) In estimating the earnings per share impact from foreign currency exchange rate fluctuations, the company estimates current gross margins using the appropriate prior year rates (including the impact of merchandise-related hedges), translates current period adjusted foreign earnings at prior year rates, and excludes the year-over-year earnings impact of balance sheet remeasurement and gains or losses from non-merchandise-related foreign currency hedges.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED CAPITAL EXPENDITURES

Adjusted capital expenditures is a non-GAAP financial measure. Adjusted capital expenditures for fiscal year 2017 excludes costs associated with rebuilding our Fishkill distribution center and related supply chain spend, the majority of which were covered by insurance proceeds. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

($ in millions)	53 Weeks Ending February 3, 2018
Capital expenditures	$731
Costs associated with rebuilding our Fishkill distribution center	(167)
Adjusted capital expenditures	$564

The Gap, Inc.
NET SALES RESULTS
UNAUDITED

The following table details the company’s fourth quarter and fiscal year 2017 net sales (unaudited):

($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (2)	Total	Percentage of Net Sales
14 Weeks Ended February 3, 2018
U.S. (1)	$928	$1,961	$621	$283	$3,793	80%
Canada	121	160	69	1	351	7%
Europe	191	—	4	—	195	4%
Asia	337	16	27	—	380	8%
Other regions	29	24	6	—	59	1%
Total	$1,606	$2,161	$727	$284	$4,778	100%
($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (2)	Total	Percentage of Net Sales
13 Weeks Ended January 28, 2017
U.S. (1)	$910	$1,716	$596	$223	$3,445	78%
Canada	104	132	64	1	301	7%
Europe	177	—	14	—	191	4%
Asia	359	49	29	—	437	10%
Other regions	29	21	5	—	55	1%
Total	$1,579	$1,918	$708	$224	$4,429	100%
($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (2)	Total	Percentage of Net Sales
53 Weeks Ended February 3, 2018
U.S. (1)	$3,065	$6,570	$2,017	$916	$12,568	80%
Canada	398	547	225	3	1,173	7%
Europe	626	—	15	—	641	4%
Asia	1,117	50	96	—	1,263	8%
Other regions	112	71	27	—	210	1%
Total	$5,318	$7,238	$2,380	$919	$15,855	100%
($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (2)	Total	Percentage of Net Sales
52 Weeks Ended January 28, 2017
U.S. (1)	$3,113	$6,051	$2,052	$773	$11,989	77%
Canada	368	490	223	3	1,084	7%
Europe	630	—	59	—	689	5%
Asia	1,215	220	109	—	1,544	10%
Other regions	129	53	28	—	210	1%
Total	$5,455	$6,814	$2,471	$776	$15,516	100%

(1)	U.S. includes the United States, Puerto Rico, and Guam.

(2)	Includes Athleta, Intermix, and, beginning in the fourth quarter of fiscal 2016, Weddington Way.

The Gap, Inc.
REAL ESTATE

Store count, openings, closings, and square footage for our stores are as follows:

	14 Weeks Ended February 3, 2018
	Store Locations Beginning of Q4	Store Locations Opened	Store Locations Closed	Store Locations End of Q4	Square Feet (millions)

Gap North America	835	2	27	810	8.4
Gap Asia	309	28	24	313	3.0
Gap Europe	157	1	3	155	1.3
Old Navy North America	1,057	12	3	1,066	17.7
Old Navy Asia	13	1	—	14	0.2
Banana Republic North America	596	1	21	576	4.9
Banana Republic Asia	48	—	3	45	0.2
Athleta North America	140	8	—	148	0.6
Intermix North America	38	—	—	38	0.1
Company-operated stores total	3,193	53	81	3,165	36.4
Franchise	446	3	20	429	N/A
Total	3,639	56	101	3,594	36.4